UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015 (December 14, 2015)

Global Medical REIT Inc.

 (Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	202-524-6851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On December 14, 2015, Global Medial REIT Inc. (the “Company”, “we”, “us”, “our”) entered into a Purchase Agreement (the “Agreement”) to acquire a six building, 52,266 square-foot medical clinic portfolio for a purchase price of $20.0 million (the “Purchase Price”).  The Agreement includes the following facilities: G.I.C.M. REAL ESTATE, LLC, a Tennessee limited liability company (“GRE”), G.I.C.M GERMANTOWN, LLC, a Tennessee limited liability company (“Germantown”), BARTLETT MEDICAL COMPLEX, LLC, a Tennessee limited liability company (“Bartlett”), G.I. DIAGNOSTIC AND THERAPEUTIC CENTER RENTAL COMPANY, LLC, a Tennessee limited liability company (“GIDTCRC”), GASTROENTEROLOGY CENTER OF THE MIDSOUTH RENTAL COMPANY, LLC, a Tennessee limited liability company (“GCMSRC”), and G.I.C.M. DESOTO, LLC, a Mississippi limited liability company (“Desoto”).  GRE, Germantown, Bartlett, GIDTCRC, GCMSRC, and Desoto are herein collectively referred to as "Sellers.”

The portfolio will be leased back via an absolute triple-net lease agreement that expires in 2027.  The tenant has two successive options to renew the lease for five year periods on the same terms and conditions as the primary non-revocable lease term with the exception of rent, which will be computed at the same rate of escalation used during the fixed lease term.

The material terms of the agreement provide for: (i) an “Earnest Money” deposit paid by us by December 24, 2015 in the amount of $50,000 to the title company that will be applied to the Purchase Price at closing; (ii) the delivery of items identified on a preliminary due diligence checklist by the Sellers on or before December 21, 2015; (iii) a property inspection (the “Due Diligence Period”) that will expire at 6:00 p.m. CT on January 28, 2016, during which time the Company shall have the right to terminate this Agreement by written notice to Sellers in the event the Company, in the Company’s sole discretion, is not satisfied with the assets for any reason, which reason need not be specified in such notice, provided that such notice is delivered (in accordance with the provisions of this Agreement) to Sellers on or before 6:00 p.m. CT on the last day of the Due Diligence Period; (iv) if this Agreement is not terminated, then this Agreement shall remain in full force and effect, and the Earnest Money deposit shall become non-refundable, except as otherwise expressly provided herein; (v) a closing date that shall occur on or before February 12, 2016, although the parties shall endeavor to close by December 31, 2015.  The closing date can be extended on a month-to-month basis if required consents are not yet obtained. The Agreement also contains additional customary covenants, representations and warranties.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit

Description

10.1

Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.
Date: December 17, 2015	By: /s/ David Young
David Young Chief Executive Officer (Principal Executive Officer)

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